Marrone Bio Innovations, Inc.

FOR IMMEDIATE RELEASE

MARRONE BIO INNOVATIONS, INC. ANNOUNCES PRICING OF ITS COMMON STOCK OFFERING

DAVIS, Calif. – April 18, 2018 – Marrone Bio Innovations, Inc. (NASDAQ: MBII or “the Company”), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, today announced the pricing of its previously announced underwritten public offering. The Company is offering 7,275,000 registered shares of its common stock, par value $0.00001 per share, at a price to the public of $1.65 per share, resulting in gross proceeds of approximately $12 million. In connection with the offering, the Company has also granted the underwriter a 45-day option to purchase up to an additional 1,091,250 shares of common stock offered in the public offering to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering primarily for general corporate purposes. The offering is expected to settle and close on April 20, 2018, subject to the satisfaction or waiver of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), is acting as sole book-running manager for the offering.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-215024), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on January 6, 2017. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus may be obtained by contacting the book-running manager at the following address:

National Securities Corporation

200 Vesey Street, 25th Floor

New York, NY 10281

Attn: Marguerite Rogers

Telephone: 212-417-8227

Email: prospectusrequest@nationalsecurities.com

A final prospectus supplement describing the terms of the offering will be filed with the SEC. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Marrone Bio Innovations, Inc., and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

1

Marrone Bio Innovations, Inc.

About Marrone Bio Innovations, Inc.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. MBI’s effective and environmentally responsible pest management solutions help customers operate more sustainably while uniquely improving plant health and increasing crop yields. MBI’s currently available commercial products are Regalia®, Grandevo®, Venerate®, Majestene®, Haven® Stargus™ and Amplitude™, Zelto®, and Zequanox®. MBI also distributes Bio-tam 2.0® for Isagro USA and Jet-Ag® for Jet Harvest in most regions of the U.S. Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers, turf managers and consumers around the globe. For more information, please visit www.marronebio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Examples of such statements include, but are not limited to, statements relating to the completion of the offering, the grant of an over-allotment option and use of proceed from the offering. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including any difficulty in obtaining additional financing to meet the Company’s business requirements and service its debt, difficulty in developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other third parties and other factors described in the “Risk Factors” section of the prospectus and the Company’s most recent Annual Report on Form 10-K.. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations Contacts:

Marrone Bio Innovations, Inc.

Greg Falesnik

949-385-6449

2